Exhibit 99.1

Contacts:	Robert Jaffe/Evan Pondel PondelWilkinson Inc. (310) 279-5980

LANNETT REPORTS FISCAL 2009 FOURTH-QUARTER,

FULL-YEAR FINANCIAL RESULTS

Full-Year Fiscal 2009 Highlights:

•                  Net sales up 64% to $119.0 million from $72.4 million in fiscal 2008

•                  Gross profit increased to $45.2 million from $16.3 million in prior year

•                  Net income was $6.5 million, versus a net loss of $2.3 million in fiscal 2008

Philadelphia, PA — September 9, 2009 — Lannett Company, Inc. (NYSE Amex: LCI) today reported financial results for the fiscal 2009 fourth quarter and full year ended June 30, 2009.

For fiscal 2009, net sales rose 64 percent to $119.0 million compared with $72.4 million for fiscal 2008.  Gross profit was $45.2 million compared with $16.3 million for the same period in the prior year.  Research and development (R&D) expenses increased to $8.4 million from $5.2 million in the comparable prior year period.  Selling, general and administrative (SG&A) expenses increased to $26.1 million from $16.6 million in the same period last year.  Net income was $6.5 million, or $0.27 per diluted share, compared with a net loss of $2.3 million, or $0.10 per share, for the prior year.

“Our solid performance in fiscal 2009 was related to strong sales of the company’s key products, as well as increased demand for our existing  products,” said Arthur Bedrosian, president and chief executive officer of Lannett. “Our high-quality manufacturing standards continued to allow us to supply the U.S. market with important medications and alleviate market shortages.”

Bedrosian added that Lannett’s cash position grew to nearly $26 million from $15 million at the end of the previous quarter, further strengthening the company’s balance sheet and providing it with resources for the potential expansion of capabilities and/or acquisition of complementary products and technologies.

For the fourth quarter of fiscal 2009, net sales were $35.4 million compared with $20.7 million for the same period of the prior year.  Gross profit was $13.6 million, compared with $2.9 million for the same period in the prior year.  R&D expenses increased to $2.7 million from $1.5 million in the comparable prior year period.  SG&A expenses increased to $6.9 million compared with $4.1 million in the same period last year.  Net income was $2.4 million, or $0.10 per diluted share, compared with a net loss of

$278,000, or $0.01 per share, which included an income tax benefit of $2.6 million, for the prior year fourth quarter.

The Company recorded income tax expense for 2009 of approximately $4.1 million, but paid only $250,000 due to the reversal of certain deferred tax assets.

Conference Call Information and Forward-Looking Statements

On Wednesday, September 9, 2009, the company will host a conference call with interested parties beginning at 4:30 p.m. ET to review its results of operations for the fourth quarter and full year ended June 30, 2009.  The conference call will be available to interested parties by dialing 800-446-1671 from the U.S. or Canada, or 847-413-3362 from international locations, passcode 25364097.  This call is also available through a live, listen-only audio Web broadcast at www.lannett.com, where it will be archived and accessible for one year.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the company’s future performance benefiting from increased sales of its existing product line, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Fiscal Year ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net sales	$35,448,874	$20,748,799	$119,002,215	$72,403,283
Cost of sales	20,876,050	17,392,501	71,272,859	54,080,947
Amortization of intangible assets	448,667	446,166	1,787,167	1,784,664
Product Royalties	510,846	39,929	697,720	236,601
Gross profit	13,613,311	2,870,203	45,244,469	16,301,071

Research and development expenses	2,741,967	1,457,381	8,427,135	5,172,715
Selling, general, and administrative expenses	6,942,905	4,095,829	26,059,104	16,552,859
Loss (gain) on sale of investments	6,718	4,338	(53,524)	4,338
Loss on sale of assets	31,124	1,693	30,885	1,693

Operating income (loss)	3,890,597	(2,689,038)	10,780,869	(5,430,534)

Other expense	(69,110)	(93,048)	(112,563)	(213,227)

Income (loss) before income tax expense (benefit) and minority interest	3,821,487	(2,782,086)	10,668,306	(5,643,761)

Income tax expense (benefit)	1,393,983	(2,554,889)	4,090,716	(3,376,011)
Minority interest in Cody LCI Realty, LLC, net of taxes	6,968	50,309	43,345	50,309

Net income (loss)	$2,420,536	$(277,506)	$6,534,245	$(2,318,059)

Earnings (loss) per common share:
Basic	$0.10	$(0.01)	$0.27	$(0.10)
Diluted	$0.10	$(0.01)	$0.27	$(0.10)

Weighted average number of shares outstanding:
Basic	24,515,756	24,227,181	24,447,016	24,227,181
Diluted	24,844,964	24,227,181	24,587,378	24,227,181

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,2009	June 30,2008
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$25,832,456	$6,256,712
Investment securities - available for sale	347,921	354,155
Trade accounts receivable (net of allowance of $132,000 and $207,151, respectively)	29,945,748	34,114,982
Inventories, net	16,195,361	11,617,258
Interest receivable	90,425	51,781
Prepaid taxes	—	1,598,937
Deferred tax assets	4,296,929	6,997,935
Other current assets	602,335	591,415
Total Current Assets	77,311,175	61,583,175

Property, plant and equipment	41,431,158	39,996,008
Less accumulated depreciation	(18,533,773)	(15,261,905)
	22,897,385	24,734,103

Construction in progress	591,685	458,046
Investment securities - available for sale	801,748	2,145,980
Intangible assets (product rights) - net of accumulated amortization	9,118,710	10,361,835
Deferred tax assets	13,757,545	14,200,771
Other assets	98,873	195,354
Total Assets	$124,577,121	$113,679,264

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$16,805,468	$13,085,772
Accrued expenses	1,842,434	1,807,628
Accrued payroll and payroll related	5,150,104	644,155
Deferred Revenue	—	982,668
Income taxes payable	711,073	—
Current portion of long-term debt	435,386	791,912
Rebates, chargebacks and returns payable	13,734,540	18,326,417
Total Current Liabilities	38,679,005	35,638,552

Long-term debt, less current portion	7,703,382	8,186,922
Unearned grant funds	500,000	500,000
Other long-term liabilities	47,111	32,001
Total Liabilities	46,929,498	44,357,475
Commitment and Contingencies
Minority Interest in Cody LCI Realty, LLC, net of taxes	93,654	50,309

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 24,517,696 and 24,283,963 shares, respectively	24,518	24,284
Additional paid in capital	76,250,309	74,497,100
Retained earnings / (accumulated deficit)	1,743,565	(4,790,680)
Accumulated other comprehensive income	24,751	9,722
	78,043,143	69,740,426
Less: Treasury stock at cost - 82,228 and 74,970 shares, respectively	(489,174)	(468,946)
TOTAL SHAREHOLDERS’ EQUITY	77,553,969	69,271,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$124,577,121	$113,679,264